Company Contact: Harvey Weiss Chief Executive Officer Fortress America Acquisition Corporation 703-528-7073 x 102 hweiss@fortressamerica.net	Investor Relations: John McNamara Cameron Associates (212) 245-8800 Ext. 205 john@cameronassoc.com

FOR IMMEDIATE RELEASE:

FORTRESS AMERICA ACQUISITION CORPORATION
AUTHORIZES STOCK REPURCHASE PROGRAM

ARLINGTON, VA - January 12, 2007 - Fortress America Acquisition Corporation (OTCBB: FAAC, FAACU, FAACW) announced today that its Board of Directors has authorized a stock repurchase program authorizing the Company to repurchase up to 3,000,000 shares of its common stock in the open market from time to time over the next 12 months after the closing of the Company’s proposed acquisition of TSS/Vortech. Following the closing, and prior to the initiation of the stock repurchase program, Fortress America will have approximately 12.7 million shares outstanding and approximately $30 million in cash.

The timing of the stock repurchases under the program will depend on a variety of factors, including market conditions, but is expected to begin shortly after the closing of the Company’s proposed acquisition of TSS/Vortech, and may be suspended or discontinued at any time. Common stock acquired through the repurchase program will be held as treasury shares and may be used for general corporate purposes, including reissuances in connection with acquisitions, employee stock option exercises or other employee stock plans.

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About Fortress America

Fortress America Acquisition Corporation (“Fortress America”) is a special purpose acquisition company established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, operating businesses in the fast-growing homeland security industry. Fortress America’s acquisition efforts are focused on companies that are able to serve both government and commercial customers with successful products and services that provide vital protection from security threats and natural disasters for people, physical assets, and/or critical information infrastructure.

Additional Information

Stockholders of Fortress America are advised to read Fortress America’s definitive proxy statement in connection with its solicitation of proxies for a special meeting of stockholders because it contains important information. The definitive proxy statement was mailed to stockholders of record as of December 28, 2006, the record date established for voting on the acquisition of TSS and Vortech. Stockholders can obtain a copy of the definitive proxy statement, without charge, by directing a request to: Fortress America Acquisition Corporation, 4100 Fairfax Drive, Suite 1150, Arlington, VA 22203. The definitive proxy statement can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site www.sec.gov.

Fortress America and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Fortress America’s stockholders to be held to approve the acquisition of TSS and Vortech. Information regarding Fortress America’s directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission, and such information is also available in the definitive proxy statement. No person other than Fortress America and its proxy solicitor, Advantage Proxy, has been authorized to give any information or to make any representations on behalf of Fortress America or TSS and Vortech in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Fortress America.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Fortress America, TSS, Vortech and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” “should” or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Fortress America’s, TSS’ and Vortech’s management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, as well as other relevant risks detailed in Fortress America’s filings with the U.S. Securities and Exchange Commission, could cause actual results to differ from those set forth in forward-looking statements:

•	Fortress America being a development stage company with no operating history;

•	Fortress America’s dependence on key personnel, some of whom may not remain with Fortress America following a business combination;

•	Risks that the acquisition of TSS and Vortech may not be completed due to failure of the conditions to closing being satisfied or other factors;

•	Fortress America personnel allocating their time to other businesses and potentially having conflicts of interest with our business;

•	The ownership of Fortress America’s securities being concentrated; and

•	Risks associated with the mission-critical sector in general and the homeland security sectors in particular.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Fortress America undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.